                                                                    EXHIBIT 10.4

                                SECOND AMENDMENT

                                       TO

                              FINANCING AGREEMENT

          Second Amendment, dated as of January 30, 1998 to the Financing Agreement, dated as of September 25, 1997, as amended and supplemented prior to the date hereof, (as so amended and supplemented, the "Financing Agreement"), by and among Norton McNaughton, Inc., a Delaware corporation (the "Company"), Norton McNaughton of Squire, Inc., a New York corporation ("Squire"), Miss Erika, Inc., a Delaware corporation formerly known as ME Acquisition Corp. ("Miss Erika" and together with Squire, each a "Borrower" and collectively, the "Borrowers"), the lenders listed on Schedule I to the Financing Agreement (each a "Lender" and collectively the "Lenders"), NationsBanc Commercial Corporation, as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and The CIT Group/Commercial Services, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

          The Company, the Borrowers, the Lenders and the Agents desire to amend the Financing Agreement on the terms and conditions hereafter set forth. Accordingly, the Company, the Borrowers, the Agents and the Lenders hereby agree as follows:

          1.   Definitions.  All capitalized terms used herein and not otherwise
               -----------
defined herein are used herein as defined in the Financing Agreement.

          2.   Schedule.  After giving effect to all assignments made prior to
               --------
the date of this Second Amendment, Schedule 1.01A to the Financing Agreement now reads as set forth in Annex I to this Amendment.

          3.   Financial Covenants.  Section 7.02(p)(ii) of the Financing
               -------------------
Agreement is hereby amended to read in its entirety as follows:

                    "(ii)  Leverage Ratio.  Permit the ratio of Consolidated
                           --------------
     Total Liabilities to Consolidated Tangible Net Worth of the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter to be greater than the amount set forth below opposite each such Fiscal Quarter end:

               Fiscal                 Maximum
               Quarter End         Leverage Ratio
               -----------         --------------
               November 1, 1997        2.70:1.0
               January 31, 1998        2.25:1.0
               May 2, 1998             2.55:1.0
               August 1, 1998          2.20:1.0
               October 31, 1998        1.90:1.0

     provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon such ratio on or before the date that is 30 days after the date that the Lenders have received such projections, such ratio as of the end of each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be greater than the ratio set forth for the last Fiscal Quarter end set forth above."

          4.   Assignments.  Paragraph (d) of Section 12.08 of the Financing
               -----------
Agreement is hereby amended by adding the following new sentence at the end of such paragraph.

               "Promptly after each such Assignment and Acceptance becomes effective, the Administrative Agent shall prepare and distribute to each Lender and the Borrower a revised Schedule 1.01A hereto after giving effect to such assignment, which revised Schedule 1.01A shall replace the prior
     Schedule 1.01A and become part of this Agreement."

          5.   Waivers and Consents.  (a) Pursuant to the request of the Company
               --------------------
and the Borrowers and in accordance with Section 12.03 of the Financing Agreement, the Agents and the Lenders hereby consent to, and waive any Event of Default that would otherwise arise under Section 10.01 of the Financing Agreement from, any non-compliance by the Company and the Borrowers with the provisions of (i) Section 7.01(a)(i) of the Financing Agreement by reason of the failure of the Company and the Borrowers to provide to the Lenders the balance sheets, statements of income and statements of retained earnings and cash flow for the Fiscal Quarter of the Company ended November 1, 1997, provided that such financial statements are delivered to the Lenders on or before February 15, 1998, (ii) Section 7.01(a)(iii) of the Financing Agreement by reason of the failure of the Company and the Borrowers to provide to the Lenders the balance sheets and statements of income for the Fiscal Months of the Company ended November 1, 1997, November 29, 1997 and December 27, 1997, provided that such financial statements are delivered to the Lenders on or before February 15, 1998, (iii) Section 7.01(a)(iv) of the Financing Agreement by reason of the failure of the Company and the Borrowers to provide to the Lenders a certificate of the chief financial officer of the Company in connection with the financial statements required to be delivered to the Lenders pursuant to Sections 7.01(a)(i) and 7.01(a)(iii) of the Financing Agreements for the Fiscal Quarter of the Company ended November 1, 1997 and for the Fiscal Months of the Company ended November 1, 1997, November 29, 1997 and December 27, 1997, provided that such certificates are delivered to the Lenders on or before February 15, 1998,
(iv) Section 7.01(a)(v) of the Financing Agreement by reason of the failure of the Company and the Borrowers to provide to the Lenders the Inventory breakdowns and Borrowing Base Certificates for the Fiscal Months of the Company ended November 29, 1997 and December 27, 1997, provided that such Inventory breakdowns and Borrowing Base Certificates are delivered to the Lenders on or before February 15, 1998, (vi) Section 7.01(k) of the Financing Agreement by reason of the failure of the Company to provide to the Agents evidence of and to maintain key man life insurance policies on the lives of Stanford Greenberg, Peter Boneparth and Howard Zwilling in accordance with the terms of such Section on or before November 25, 1997, provided that evidence of such insurance is provided to the Agents on or before February 15, 1998; and (vii) Section 7.02(p)(ii) of the Financing Agreement by reason of the failure of the Company and its Consolidated Subsidiaries to maintain a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of less than or equal to 1.8:1.0 for the Fiscal Quarter ended November 1, 1997, provided that such ratio is not greater than 2.70 to 1.0.

               (b) The Agents and the Lenders hereby agree that, for purposes of the financial covenants contained in paragraph (ii) (Leverage Ratio) and (iv) (Fixed Charge Coverage Ratio) of Section 7.02(p) of the Financing Agreement, the Fiscal Quarter ended November 1, 1997 shall be the period from September 28, 1997 through and including November 1, 1997.

               (c) The waivers and consents in this Section 5 shall be effective only in this specific instance and for the specific purposes set forth herein and do not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

          6.   Conditions to Effectiveness.  This Amendment shall become
               ---------------------------
effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Amendment Effective Date"):

                    (i) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

                    (ii) The Agents shall have received counterparts of this Amendment which bear the signatures of the Company, the Borrowers and each of the Lenders.

                    (iii) All legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

          7.   Representations and Warranties.  Each of the Company and the
               ------------------------------
Borrowers represents and warrants to the Lenders as follows:

               (a) The Company and each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

               (b) The execution, delivery and performance by the Company and the Borrowers of this Amendment and the performance by the Company and the Borrowers of the Financing Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under the Company's or any Borrower's organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting the Company or any Borrower or any of the Company's or such Borrower's properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien, upon or with respect to the Company's or any Borrower's property.

               (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Company or any of the Borrowers of this Amendment and the performance by the Company and the Borrowers of the Financing Agreement as amended hereby.

               (d) This Amendment and the Financing Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company and the Borrowers party thereto, enforceable against such Persons in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

               (e) The representations and warranties contained in Article VI of the Financing Agreement are correct on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default, has occurred and is continuing on and as of the Amendment Effective Date.

          8.   Continued Effectiveness of Financing Agreement.  Each of the
               ----------------------------------------------
Company and the Borrowers hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a Lien on any collateral as security for the Obligations of the Company and the Borrowers from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

          9.   Miscellaneous.
               -------------

               a. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

               b. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               c. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               d. The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              NORTON MCNAUGHTON, INC.

                              By:________________________________
                              Title:_____________________________

                              NORTON MCNAUGHTON OF SQUIRE, INC.

                              By:________________________________
                              Title:_____________________________

                              MISS ERIKA, INC.

                              By:________________________________
                              Title:_____________________________

                              AGENTS AND LENDERS
                              ------------------

                              THE CIT GROUP/COMMERCIAL SERVICES,
                                INC., as Administrative Agent and Lender

                              By:________________________________
                              Title:_____________________________

                              NATIONSBANC COMMERCIAL
                                CORPORATION, as Collateral Agent and Lender

                              By:________________________________
                              Title:_____________________________

                              LENDERS

                              BANKBOSTON, N.A.

                              By:________________________________
                              Title:_____________________________

                              FLEET BANK, N.A.

                              By:________________________________
                              Title:_____________________________

                              PNC BANK, NATIONAL ASSOCIATION

                              By:________________________________
                              Title:_____________________________

                                    ANNEX I
                                    -------

                                 Schedule 1.01A
                                 --------------

                        Lenders and Lenders' Commitments

                                               Revolving
                                                Credit            Term Loan
         Lender                               Commitment          Commitment       Percentage
         ------                              ------------         -----------      ----------
NationsBanc Commercial Corporation           $ 50,595,000         $ 6,071,400        40.476%

The CIT Group/Commercial Services, Inc.      $ 38,691,250         $ 4,642,950        30.953%

BankBoston, N.A.                             $ 13,392,500         $ 1,607,100        10.714%

Fleet Bank, N.A.                             $ 13,392,500         $ 1,607,100        10.714%

PNC Bank, National Association               $  8,928,750         $ 1,071,450         7.143%
                                             ------------         -----------        ------
                                             $125,000,000         $15,000,000           100%